Exhibit 10.10

CUSTODY AGREEMENT

THIS AGREEMENT is made and entered into as of the last date written on the signature page below, by and between CRYPTEX DIGITAL MARKET CAP ETF, a Cayman Islands limited liability company (the “Fund”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

WHEREAS, the Fund has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Fund desires to retain the Custodian to act as custodian of the assets of the Fund, and to provide related services as provided herein, and the Custodian is willing to accept the obligations and duties related to that role; and

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Whenever used in this Agreement, the following words and phrases shall have the meanings set forth below unless the context otherwise requires:

1.	“Authorized Person” means any Officer or person who has been designated as such by written notice and named and delivered to the Custodian by the Fund, or if the Fund has notified the Custodian in writing that it has an authorized investment manager or other agent, delivered to the Custodian by the Fund or other agent of the Fund. Such Officer or person shall continue to be an Authorized Person until such time as the Custodian receives Written Instructions from the Fund or other agent of the Fund that any such person is no longer an Authorized Person.

2.	“Book-Entry System” shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.

3.	“Business Day” shall mean any day recognized as a settlement day by The New York Stock Exchange Inc. and any other day for which the Fund computes the net asset value of Shares of the Fund.

4.	“CEA” shall mean the Commodities Exchange Act.

5.	“CFTC” shall mean the Commodity Futures Trading Commission.

6.	“Foreign Securities” means any of the Fund’s investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund transactions in such investments.

7.	“Fund Custody Account” shall mean any of the accounts in the name of the Fund, which is provided for in Section 3.02 below.

8.	“IRS” shall mean the Internal Revenue Service.

9.	“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

10.	“NFA” shall mean the National Futures Association.

11.	“Officer” shall mean the Sponsor of the Fund and any officer of the Fund that may be appointed by the Sponsor.

12.	“Securities” shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian or its agents have the facilities to clear and service.

13.	“Securities Depository” shall mean The Depository Trust Company and any other clearing agency registered with the SEC under Section 17A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

14.	“Shares” shall mean the units of beneficial interest issued by the Fund.

15.	“Sponsor” shall mean Cryptex Finance, LLC, a Cayman Islands limited liability company, the sponsor of the Fund.

16.	“Straight Through Processing” shall have the meaning assigned to it in Section 4.07 of this Agreement.

17.	“Sub-Custodian” shall mean a bank or other financial institution (other than a Securities Depository) having a contract with the Custodian, which the Custodian has determined will provide reasonable care of assets of the Fund based on the standards specified in Section 3.03 below. Such contract shall be in writing and shall include provisions that provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Foreign Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Sub-Custodian or its creditors except a claim of payment for their safe custody or administration, in the case of cash deposits, liens or rights in favor of creditors of the Sub-Custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Foreign Securities will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the assets as belonging to the Fund or as being held by a third party for the benefit of the Fund; (v) that the Fund’s independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that the Fund will receive periodic reports with respect to the safekeeping of the Fund’s assets, including, but not limited to, notification of any transfer to or from a Fund’s account or a third party account containing assets held for the benefit of the Fund. Such contract may contain, in lieu of any or all of the provisions specified in (i)(vi) above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for Fund assets as the specified provisions.

18.	“Written Instructions” shall mean (i) written communications received by the Custodian and signed by an Authorized Person, (ii) communications by facsimile or Internet electronic e-mail or any other such system from one or more persons reasonably believed by the Custodian to be an Authorized Person, or (iii) communications between electronic devices.

II.

APPOINTMENT OF CUSTODIAN

II.1.	Appointment. The Fund hereby appoints the Custodian as custodian of all Securities and cash owned by or in the possession of the Fund at any time during the period of this Agreement, on the terms and conditions set forth in this Agreement, and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The services and duties of the Custodian shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against the Custodian hereunder.

II.2.	Documents to be Furnished. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement to the Custodian by the Fund:

(a)	A copy of the Fund’s Certificate of Registration, certified by the Sponsor;

(b)	A copy of the Fund’s Limited Liability Company Agreement, certified by the Sponsor;

(c)	A copy of the resolution of the Sponsor of the Fund appointing the Custodian, certified by the Sponsor;

(d)	A copy of the current prospectuses of the Fund (the “Prospectus”);

(e)	A certification of the Sponsor of the Fund setting forth the names and signatures of the current Officers of the Fund and other Authorized Persons; and

(f)	If applicable, an executed election required by the Shareholder Communications Act of 1985, attached hereto as Exhibit B.

II.3.	Notice of Appointment of Transfer Agent. The Fund agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any transfer agent of the Fund, except if the Fund appoints an affiliate of the Custodian to serve as transfer agent of the Fund, the Custodian hereby waives the Fund’s obligation to provide such written notice.

III.

CUSTODY OF CASH AND SECURITIES

III.1.	Segregation. All Securities and non-cash property held by the Custodian for the account of the Fund (other than Securities maintained in a Securities Depository or Book-Entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian (including the Securities and non-cash property of the other series of the Fund, if applicable) and shall be identified as subject to this Agreement.

III.2.	Fund Custody and Cash Accounts. As to the Fund, the Custodian shall open and maintain in its trust department a custody account in the name of the Fund, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of the Fund which is delivered to it. The Custodian shall be authorized to open such additional accounts as may be necessary or convenient for administration of its duties hereunder.

III.3.	Appointment of Agents.

(a)	In its discretion, the Custodian may appoint one or more Sub-Custodians to establish and maintain arrangements with (i) any Securities Depository or (ii) Sub-Custodian or member of a Sub-Custodian’s network to hold Securities and cash of the Fund and to carry out such other provisions of this Agreement as it may determine; provided, however, that the appointment of any such agents and maintenance of any Securities and cash of the Fund shall be at the Custodian’s expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement. The Custodian shall be liable for the actions of any Sub-Custodians (regardless of whether assets are maintained in the custody of a Sub-Custodian or a member of its network) appointed by it as if such actions had been done by the Custodian.

(b)	If, after the initial appointment of Sub-Custodians by the Fund in connection with this Agreement, the Custodian wishes to appoint other Sub-Custodians to hold property of the Fund, it will so notify the Fund and make the necessary determinations as to any such new Sub-Custodian’s eligibility as a custodian under applicable rules and regulations.

(c)	In performing its delegated responsibilities as foreign custody manager to place or maintain the Fund’s assets with a Sub-Custodian, the Custodian will determine that the Fund’s assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Fund’s assets will be held by that Sub-Custodian, after considering all factors relevant to safekeeping of such assets.

(d)	At the end of each calendar quarter, the Custodian shall provide written reports notifying the Fund of the withdrawal or placement of the Securities and cash of the Fund with a Sub-Custodian and of any material changes in the Fund’s arrangements. Such reports shall include an analysis of the custody risks associated with maintaining assets with any Securities Depository.

(e)	With respect to its responsibilities under this Section 3.03, the Custodian hereby warrants to the Fund that it agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of property of the Fund. The Custodian further warrants that the Fund’s assets will be subject to reasonable care if maintained with a Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation: (i) the Sub-Custodian's practices, procedures, and internal controls for certificated securities (if applicable), its method of keeping custodial records, and its security and data protection practices; (ii) whether the Sub-Custodian has the requisite financial strength to provide reasonable care for Fund’s assets; (iii) the Sub-Custodian’s general reputation and standing and, in the case of a Securities Depository, the Securities Depository’s operating history and number of participants; and (iv) whether the Fund will have jurisdiction over and be able to enforce judgments against the Sub-Custodian, such as by virtue of the existence of any offices of the Sub-Custodian in the United States or the Sub-Custodian’s consent to service of process in the United States.

(f)	The Custodian shall establish a system or ensure that its Sub-Custodian has established a system to monitor on a continuing basis (i) the appropriateness of maintaining the Fund’s assets with a Sub-Custodian who is a member of a Sub-Custodian’s network; (ii) the performance of the contract governing the Fund’s arrangements with such Sub-Custodian or members of a Sub-Custodian’s network; and (iii) the custody risks of maintaining assets with a Securities Depository. The Custodian must promptly notify the Fund of any material change in these risks.

(g)	The Custodian shall use commercially reasonable efforts to collect all income and other payments with respect to Foreign Securities to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to the measures and as to the compensation and expenses of the Custodian relating to such measures.

III.4.	Delivery of Assets to the Custodian. The Fund shall deliver, or cause to be delivered, to the Custodian all Fund Securities, cash and other investment assets, including (i) all payments of income, payments of principal and capital distributions received by the Fund with respect to such Securities, cash or other assets owned by the Fund at any time during the period of this Agreement, and (ii) all cash received by the Fund for the issuance of Shares. The Custodian shall not be responsible for such Securities, cash or other assets until actually received by it.

III.5.	Securities Depositories and Book-Entry Systems. The Custodian may deposit and/or maintain Securities of the Fund in a Securities Depository or in a Book-Entry System, subject to the following provisions:

(a)	The Custodian, on an on-going basis, shall deposit in a Securities Depository or Book-Entry System all Securities eligible for deposit therein and shall make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.

(b)	Securities of the Fund kept in a Book-Entry System or Securities Depository shall be kept in an account (“Depository Account”) of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

(c)	The records of the Custodian with respect to Securities of the Fund maintained in a Book-Entry System or Securities Depository shall, by book-entry, identify such Securities as belonging to the Fund.

(d)	If Securities purchased by the Fund are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. If Securities sold by the Fund are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund.

(e)	The Custodian shall provide the Fund with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of the Fund are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

(f)	Notwithstanding anything to the contrary in this Agreement, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from (i) the use of a Book-Entry System or Securities Depository by reason of any gross negligence or willful misconduct on the part of the Custodian or any Sub-Custodian, or (ii) failure of the Custodian or any Sub-Custodian to enforce effectively such rights as it may have against a Book-Entry System or Securities Depository. At its election, the Fund shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person from any loss or damage to the Fund arising from the use of such Book-Entry System or Securities Depository, if and to the extent that the Fund has not been made whole for any such loss or damage.

(g)	With respect to its responsibilities under this Section 3.05, the Custodian hereby warrants to the Fund that it agrees to (i) exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain such assets, (ii) provide, promptly upon request by the Fund, such reports as are available concerning the Custodian’s internal accounting controls and financial strength, and (iii) require any Sub-Custodian to exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain assets corresponding to the security entitlements of its entitlement holders.

III.6.	Disbursement of Moneys from Fund Custody Account. Upon receipt of Written Instructions, the Custodian shall disburse moneys from a Fund Custody Account but only in the following cases:

(a)	For the purchase of Securities for the Fund but only in accordance with Section 4.01 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any Sub-Custodian) of such Securities registered as provided in Section 3.09 below or in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.05 above; (ii) in the case of options on Securities, against delivery to the Custodian (or any Sub-Custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or any Sub-Custodian) of evidence of title thereto in favor of the Fund or any nominee referred to in Section 3.09 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Fund and a bank which is a member of the Federal Reserve System or between the Fund and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian’s account at a Book-Entry System or Securities Depository with such Securities;

(b)	In connection with the conversion, exchange or surrender, as set forth in Section 3.07(f) below, of Securities owned by the Fund;

(c)	For the payment of any dividends or capital gain distributions declared by the Fund;

(d)	In payment of the redemption price of Shares as provided in Section 5.01 below;

(e)	For the payment of any expense or liability incurred by the Fund, including, but not limited to, the following payments for the account of the Fund: interest; taxes; administration, investment advisory, accounting, auditing, transfer agent, custodian and legal fees; and other operating expenses of the Fund; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

(f)	For transfer in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

(g)	For transfer in accordance with the provisions of any agreement among the Fund, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the CFTC and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;

(h)	For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

(i)	For any other proper purpose, but only upon receipt of Written Instructions, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

III.7.	Delivery of Securities from Fund Custody Account. Upon receipt of Written Instructions, the Custodian shall release and deliver, or cause the Sub-Custodian to release and deliver, Securities from a Fund Custody Account but only in the following cases:

(a)	Upon the sale of Securities for the account of the Fund but only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;

(b)	In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section 3.05 above;

(c)	To an offeror’s depository agent in connection with tender or other similar offers for Securities of the Fund; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

(d)	To the issuer thereof or its agent (i) for transfer into the name of the Fund, the Custodian or any Sub-Custodian, or any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

(e)	To the broker selling the Securities, for examination in accordance with the “street delivery” custom;

(f)	For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

(g)	Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by the Fund;

(h)	In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

(i)	For delivery in connection with any loans of Securities of the Fund, but only against receipt of such collateral as the Fund shall have specified to the Custodian in Written Instructions;

(j)	For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt by the Custodian of the amounts borrowed;

(k)	Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

(l)	For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

(m)	For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the CFTC and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;

(n)	For any other proper corporate purpose, but only upon receipt of Written Instructions, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made; or

(o)	To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own gross negligence or willful misconduct.

III.8.	Actions Not Requiring Written Instructions. Unless otherwise instructed by the Fund, the Custodian shall with respect to all Securities held for the Fund:

(a)	Subject to Section 9.04 below, collect on a timely basis all income and other payments to which the Fund is entitled either by law or pursuant to custom in the securities business;

(b)	Present for payment and, subject to Section 9.04 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

(c)	Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments;

(d)	Surrender interim receipts or Securities in temporary form for Securities in definitive form;

(e)	Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the IRS and the Fund at such time, in such manner and containing such information as is prescribed by the IRS;

(f)	Hold for the Fund, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar Securities issued with respect to Securities of the Fund; and

(g)	In general, and except as otherwise directed in Written Instructions, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and other assets of the Fund.

(h)	Important information related to ADR’s and Preferential Tax Treatment: With respect to any ADRs you may purchase and own and which the Custodian custodies on your behalf, you understand that the holding of American Depository Receipts (“ADRs”) may require the disclosure of your beneficial ownership information (Name, Address, TIN/SSN, Share amount) by the Custodian to vendors, sub-custodians, or local tax authorities in foreign jurisdictions to avoid tax penalties and obtain for you the most preferential tax treatment. You acknowledge and consent to any and all disclosures or releases of beneficial information, described above, by the Custodian to any third parties relating to ADRs and release, hold harmless, and indemnify the Custodian from any liability for doing so.

III.9.	Registration and Transfer of Securities. All Securities held for the Fund that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System if eligible therefor. All other Securities held for the Fund may be registered in the name of the Fund, the Custodian, a Sub-Custodian or any nominee thereof, or in the name of a Book-Entry System, Securities Depository or any nominee of either thereof. The records of the Custodian with respect to foreign securities of the Fund that are maintained with a Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers shall identify those securities as belonging to the Fund. The Fund shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees referred to above or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of the Fund.

III.10.	Records.

(a)	The Custodian shall maintain complete and accurate records with respect to Securities, cash or other property held for the Fund, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest receivable; (iii) canceled checks and bank records related thereto; and (iv) all records relating to its activities and obligations under this Agreement. The Custodian shall keep such other books and records of the Fund as the Fund shall reasonably request and as shall reasonably assist the Fund in satisfying relevant rules and regulations of the CFTC, NFA, the 1934 Act or the 1933 Act.

(b)	All such books and records maintained by the Custodian shall (i) be maintained in a form reasonably acceptable to the Fund for compliance with the rules and regulations of the CFTC, NFA and SEC, and (ii) be the property of the Fund and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Fund and employees or agents of the CFTC, NFA or the SEC, as required by law or as instructed by the Fund.

III.11.	Fund Reports by Custodian. The Custodian shall furnish the Fund with a daily activity statement and a summary of all transfers to or from the Fund Custody Account on the day following such transfers. At least monthly, the Custodian shall furnish the Fund with a detailed statement of the Securities and moneys held by the Custodian and the Sub-Custodians for the Fund under this Agreement.

III.12.	Other Reports by Custodian. As the Fund may reasonably request from time to time, the Custodian shall provide the Fund with reports on the internal accounting controls and procedures for safeguarding Securities which are employed by the Custodian or any Sub-Custodian.

III.13.	Proxies and Other Materials. The Custodian shall cause all proxies relating to Securities which are not registered in the name of the Fund to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such Securities. With respect to the foreign Securities, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

III.14.	Information on Corporate Actions. The Custodian shall promptly deliver to the Fund all information received by the Custodian and pertaining to Securities being held by the Fund with respect to optional tender or exchange offers, calls for redemption or purchase, or expiration of rights. If the Fund desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Fund shall notify the Custodian at least three Business Days prior to the date on which the Custodian is to take such action. The Fund will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least three Business Days prior to the beginning date of the tender period.

IV.

PURCHASE AND SALE OF INVESTMENTS OF THE FUND

IV.1.	Purchase of Securities. Promptly upon each purchase of Securities for the Fund, Written Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (iii) the date of purchase and settlement, (iv) the purchase price per unit, (v) the total amount payable upon such purchase, and (vi) the name of the person to whom such amount is payable. The Custodian shall upon receipt of such Securities purchased by the Fund pay out of the moneys held for the account of the Fund the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for the Fund, if in the Fund Custody Account there is insufficient cash available to the Fund for which such purchase was made.

IV.2.	Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for the purchase of Securities for the Fund is made by the Custodian in advance of receipt of the Securities purchased and in the absence of specified Written Instructions to so pay in advance, the Custodian shall be liable to the Fund for such payment.

IV.3.	Sale of Securities. Promptly upon each sale of Securities by the Fund, Written Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any), or other units sold, (iii) the date of sale and settlement, (iv) the sale price per unit, (v) the total amount payable upon such sale, and (vi) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to the Fund as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

IV.4.	Delivery of Securities Sold. Notwithstanding Section 4.03 above or any other provision of this Agreement, the Custodian, when instructed to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor. In any such case, the Fund shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any for the foregoing.

IV.5.	Payment for Securities Sold. In its sole discretion and from time to time, the Custodian may credit the Fund Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of the Fund, and (iii) income from cash, Securities or other assets of the Fund. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit the Fund to use funds so credited to the Fund Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Fund Custody Account.

IV.6.	Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance funds to the Fund to facilitate the settlement of a Fund’s transactions in the Fund Custody Account. Any such advance shall be repayable immediately upon demand made by Custodian.

IV.7.	Straight Through Processing.

(a)	The Fund directs Custodian to process Fund-initiated cash and security instructions received by Custodian via online portal, SWIFT, secure file transfer protocol, or equivalent method in an automated, electronic process without manual review by Custodian (“Straight Through Processing”).

(b)	The Fund (1) acknowledges and agrees that it is solely responsible for and assumes all risks and liabilities associated with instructions given to Custodian regarding any transactions eligible for Straight Through Processing and (2) understands that any non-repetitive wire instructions concerning cash or securities to be transferred out of Custodian or to a different entity will be deemed not eligible for Straight Through Processing. Such non-repetitive wire instructions may be subject to a call back process in order to obtain further verification and/or additional authorized direction or other documentation as reasonably requested for verification purposes by Custodian.

IV.8.	Foreign Exchange.

(a)	Upon receipt of instructions, which may include those related to the purchase or sale of Securities under this Agreement, Custodian, its affiliates or Sub-Custodian may facilitate the processing and settlement of foreign exchange transactions.

(b)	The Fund (or its authorized investment advisor acting on its behalf) may elect to enter into foreign exchange transactions with third parties that are not affiliated with the Custodian, with Custodian (acting in the capacity of foreign exchange provider), an affiliate of Custodian, or with a Sub-Custodian. Where Fund (or its investment advisor) makes a request with respect to a foreign exchange transaction that does not direct execution away to an unaffiliated third-party provider, the Fund (or its investment advisor) is deemed to instruct Custodian, on Fund’s behalf, to direct the execution of such foreign exchange transaction to Custodian. In its role as foreign exchange provider, Custodian does not serve as agent, trustee or fiduciary in handling or executing foreign exchange transactions.

(c)	In the event the Fund (or its investment advisor) and Custodian establish a foreign exchange relationship, additional documentation may be required. Any disclosures and agreements provided or made available by and/or executed with Custodian as foreign exchange provider from time to time, including, without limitation, any ISDA Master Agreement, including without limitation, termination rights and procedures set forth therein, shall prevail with respect to any foreign exchange transaction in the event of a conflict with the terms and provisions of this Agreement.

(d)	Custodian has no responsibility under this Agreement for the selection of counterparty, the channel or method of execution or the application of the executions rate with respect to any foreign exchange transaction. Foreign exchange markets are decentralized, and Custodian does not offer “best execution” with respect to any foreign exchange transaction. Fund likewise assumes market risk in the event it elects not to enter into foreign exchange contracts in order to hedge its foreign exchange risk.

(e)	Fund represents with respect to any foreign exchange transaction that it (and its investment adviser, as applicable) possesses the requisite power and authority to enter into foreign exchange transactions and to take all related action in connection with the handling thereof.

(f)	Fund acknowledges in connection with any foreign exchange transaction entered into between the Fund (or its investment advisor) and Custodian, affiliate or Sub-Custodian as the case may be, unless otherwise expressly agreed in writing, that such foreign exchange provider will:

(i)	act in a principal capacity and not as broker, agent or fiduciary to Fund or to its investment advisor;

(ii)	price such foreign exchange transaction in a manner that reflects internal and proprietary pricing policies, which may include amounts that reflect services provided, risks taken and costs incurred, including a reasonable return or profit; and

(iii)	endeavor in good faith to act in accordance with Fund (or its investment advisor’s) written instructions. If dealing or settlement instructions are incomplete, inaccurate or are not provided in a timely manner, the Fund, and not the Custodian, affiliate or Sub-Custodian, is responsible for any resulting risk of loss related to delay or failure to perform.

V.

SALE AND REDEMPTION OF FUND SHARES

V.1.	Transfer of Fund Assets. From such funds or other property as may be available for the purpose in the relevant Fund Custody Account, the Custodian shall, upon receipt of Written Instructions specifying that the funds or securities are required to redeem one or more creation units of the Fund, deliver the funds or securities specified in such Written Instructions for payment to or through such bank or broker-dealer as the Written Instructions may designate. The Fund’s transfer agent, as known to the Custodian in pursuant to Section 2.03, shall be an Authorized Person for purposes of this Section 5.01.

V.2.	No Duty Regarding Paying Banks. Once the Custodian has wired amounts to a bank or brokerdealer pursuant to Section 5.01 above, the Custodian shall not be under any obligation to effect any further payment or distribution by such bank or brokerdealer.

VI.

SEGREGATED ACCOUNTS

Upon receipt of Written Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account:

(a)	in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

(b)	for purposes of segregating cash or Securities in connection with securities options purchased or written by the Fund or in connection with financial futures contracts (or options thereon) purchased or sold by the Fund;

(c)	which constitute collateral for loans of Securities made by the Fund and other Fund obligations set forth in this Agreement;

(d)	for other proper corporate purposes, but only upon receipt of Written Instructions, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

Each segregated account established under this Article VI shall be established and maintained for the Fund only. All Written Instructions relating to a segregated account shall specify the Fund.

VII.

COMPENSATION OF CUSTODIAN

VII.1.	Compensation. The Custodian shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit A hereto (as amended from time to time). The Custodian shall also be compensated for such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by the Custodian in performing its duties hereunder. The Fund shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Fund shall notify the Custodian in writing within 30 calendar days following receipt of each invoice if the Fund is disputing any amounts in good faith. The Fund shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Fund is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1½% per month after the due date. Notwithstanding anything to the contrary, amounts owed by the Fund to the Custodian shall only be paid out of the assets and property of the particular Fund involved.

VII.2.	Overdrafts. The Fund is responsible for maintaining an appropriate level of short term cash investments to accommodate cash outflows. The Fund may obtain a formal line of credit for potential overdrafts of its custody account. In the event of an overdraft or in the event the line of credit is insufficient to cover an overdraft, the overdraft amount or the overdraft amount that exceeds the line of credit will be charged in accordance with the fee schedule set forth on Exhibit A hereto (as amended from time to time)

VIII.

REPRESENTATIONS AND WARRANTIES

VIII.1.	Representations and Warranties of the Fund. The Fund hereby represents and warrants to the Custodian, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(a)	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b)	This Agreement has been duly authorized, executed and delivered by the Fund in accordance with all requisite action and constitutes a valid and legally binding obligation of the Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(c)	It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

(d)	It, on behalf of itself and any of its agents and/or intermediaries who may initiate and deliver Straight Through Processing instruction(s) to Custodian and its operations group, has been granted the authority to provide the direction as required hereunder, and that such instruction meets all applicable requirements hereunder.

VIII.2.	Representations and Warranties of the Custodian. The Custodian hereby represents and warrants to the Fund, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(a)	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b)	This Agreement has been duly authorized, executed and delivered by the Custodian in accordance with all requisite action and constitutes a valid and legally binding obligation of the Custodian, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(c)	It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

IX.

CONCERNING THE CUSTODIAN

IX.1.	Standard of Care. The Custodian shall exercise commercially reasonable efforts of care in the performance of its duties under this Agreement. The Custodian shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with its duties under this Agreement, except a loss arising out of or relating to the Custodian’s (or a Sub-Custodian’s) refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement) or from its (or a Sub-Custodian’s) bad faith, gross negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall promptly notify the Fund of any action taken or omitted by the Custodian pursuant to advice of counsel.

IX.2.	Actual Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Fund or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

IX.3.	No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

IX.4.	Limitation on Duty to Collect. Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for the Fund if such Securities are in default or payment is not made after due demand or presentation.

IX.5.	Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Written Instructions actually received by it pursuant to this Agreement.

IX.6.	Cooperation. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Fund to keep the books of account of the Fund and/or compute the value of the assets of the Fund. The Custodian shall take all such reasonable actions as the Fund may from time to time request to enable the Fund to obtain, from year to year, favorable opinions from the Fund’s independent accountants with respect to the Custodian’s activities hereunder in connection with (i) the preparation of the Fund’s annual reports and any other reports required by the CFTC, NFA and SEC, and (ii) the fulfillment by the Fund of any other requirements of the CFTC, NFA and SEC.

X.

INDEMNIFICATION

X.1.	Indemnification by Fund. The Fund shall indemnify and hold harmless the Custodian, any Sub-Custodian and any of their respective directors, officers, employees or nominee thereof (each, a “Fund Indemnified Party” and collectively, the “Fund Indemnified Parties”) from and against any and all claims, demands, losses, reasonable expenses and liabilities of any nature (including reasonable attorneys’ fees) that a Fund Indemnified Party may sustain or incur or that may be asserted against a Fund Indemnified Party by any person arising directly or indirectly (i) from the fact that Securities are registered in the name of any such nominee, (ii) from any action taken or omitted to be taken by a Fund Indemnified Party (a) at the request or direction of or in reliance on the advice of the Fund, or (b) upon Written Instructions, (c) for processing any transaction using Straight Through Processing, or (d) processing any transaction subsequently determined to be fraudulent by the Fund as a result of Straight Through Processing or (iii) from the performance of its obligations under this Agreement or any sub-custody agreement, provided that a Fund Indemnified Party shall not be indemnified and held harmless from and against any such claim, demand, loss, expense or liability arising out of or relating to its refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement), or from its bad faith, gross negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). This indemnity shall be a continuing obligation of the Fund, its successors and assigns, notwithstanding the termination of this Agreement. If requested by a Fund Indemnified Party, the Fund shall advance (within thirty (30) days of such request) any and all reasonable costs and expenses of such Fund Indemnified Party incurred in connection with any losses or investigating or defending any matter to which such Fund Indemnified Party may be entitled to indemnification including, without limitation, attorneys’ and experts’ fees. The Fund Indemnified Party shall, in connection with any such advancement, agree to an undertaking to repay such advancement if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final non-appealable judgement that the Fund Indemnified Party is not entitled to be indemnified by the Fund.

X.2.	Indemnification by Custodian. The Custodian shall indemnify and hold harmless the Fund, including officers, and employees (the “Custodian Indemnified Party”), from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that the Custodian Indemnified Party may sustain or incur or that may be asserted against the Custodian Indemnified Party by any person arising directly or indirectly out of any action taken or omitted to be taken by the Custodian as a result of the Custodian’s refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement), or from its bad faith, gross negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). This indemnity shall be a continuing obligation of the Custodian, its successors and assigns, notwithstanding the termination of this Agreement.

X.3.	Security. The Fund hereby grants to the Custodian, in order to secure payment and performance of the Fund’s obligations under this Agreement, whether contingent or otherwise and to the maximum extent permitted by law, a security interest in and right of recoupment and setoff against all cash, Securities and other assets at any time held for the account of the Fund by or through the Custodian. For such purposes, secured obligations and liabilities include, without limitation, the Fund’s obligation to reimburse the Custodian if the Custodian (or Sub-Custodian) or an affiliate thereof advances cash, Securities or other assets of the Fund for any purpose, either at the Fund’s request or its investment advisor’s request, and including, but not limited to, amounts paid by Custodian but not yet received in the course of Fund’s liquidation, settlements of Securities or other assets, extensions of credit and obligations related to foreign exchange transactions or an amount owed in connections with the early termination of such transactions, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, costs, assessments, claims or liabilities in connection with the performance of this Agreement, as well as the Fund’s obligation to pay fees (including reasonable attorneys’ fees) or to indemnify the Custodian pursuant to the terms of this Agreement. Should the Fund fail to promptly reimburse or otherwise pay the Custodian any such obligation, or in the event that the assets of Fund are insufficient to repay or indemnify the Custodian, without limiting other remedies available to it, the Custodian shall have the rights and remedies of a secured party under this Agreement under applicable law, including the right to utilize available cash and to sell or otherwise dispose of Securities or other assets to the extent necessary to obtain payment or reimbursement. The Custodian may at any time reject a request by Fund or its investment manager to deliver cash, Securities or other assets if the Custodian determines in its reasonable discretion that those remaining will not have sufficient value to fully secure the Fund’s payment or reimbursement obligations specified herein. In the event that the assets of Fund are insufficient to repay or indemnify the Custodian, the Fund shall indemnify the Custodian for any remaining liabilities advanced or incurred by the Custodian as contemplated hereunder.

X.4.	Miscellaneous.

(a)	Neither party to this Agreement shall be liable to the other party for consequential, special or punitive damages under any provision of this Agreement.

(b)	The indemnity provisions of this Article shall indefinitely survive the termination and/or assignment of this Agreement.

(c)	It is understood that if in any case the indemnifying party is asked to indemnify or hold the indemnified party harmless, the indemnifying party shall be promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnified party will use all reasonable care to notify the indemnifying party promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnifying party shall have the option to defend the indemnified party against any claim that may be the subject of this indemnification. In the event that the indemnifying party so elects to defend the indemnified party against any claim arising hereunder, the indemnifying party will so notify the indemnified party and thereupon the indemnifying party shall take over complete defense of the claim, and the indemnified party shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Article. No indemnified party shall settle, confess or compromise on any claim against it for which it intends to seek indemnification from the indemnifying party without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified party or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action.

XI.

FORCE MAJEURE

Neither the Custodian nor the Fund shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; acts of terrorism; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that in the event of a failure or delay, the Custodian (i) shall not discriminate against a Fund in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement, and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay.

XII.

PROPRIETARY AND CONFIDENTIAL INFORMATION

XII.1.	The Custodian agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Fund, all non-public records and other information relative to the Fund and prior, present, or potential shareholders of the Fund (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Custodian may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted governmental or regulatory authorities with jurisdiction over the Custodian, provided that the Custodian will promptly report such disclosure to the Fund if disclosure is permitted by applicable law, rule or regulation, (iii) when so requested in writing by the Fund or (iv) when such disclosure to an affiliate of Custodian is deemed appropriate solely for the purpose of identifying and evaluating any securities lending opportunities involving the Fund’s assets pursuant to Custodian’s securities lending program administered by such affiliate. Records and other information which have become known to the public through no wrongful act of the Custodian or any of its employees, agents or representatives, and information that was already in the possession of the Custodian prior to receipt thereof from the Fund or its agent, shall not be subject to this paragraph.

XII.2.	Further, the Custodian will adhere to the privacy policies adopted by the Fund pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. The Custodian shall maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Fund and its shareholders.

XII.3.	The Fund agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Custodian, all non-public information relative to the Custodian (including, without limitation, information regarding the Custodian’s pricing, products, services, customers, suppliers, financial statements, processes, know-how, trade secrets, market opportunities, past, present or future research, development or business plans, affairs, operations, systems, computer software in source code and object code form, documentation, techniques, procedures, designs, drawings, specifications, schematics, processes and/or intellectual property), and to not use such information for any purpose other than in connection with the services provided under this Agreement, except (i) after prior notification to and approval in writing by the Custodian, which approval shall not be unreasonably withheld and may not be withheld where the Fund may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted governmental or regulatory authorities with jurisdiction over the Fund, provided that the Fund will promptly report such disclosure to the Custodian if disclosure is permitted by applicable law, rule or regulation, or (iii) when so requested in writing by the Custodian. Information which has become known to the public through no wrongful act of the Fund or any of its employees, agents or representatives, and information that was already in the possession of the Fund prior to receipt thereof from the Custodian, shall not be subject to this paragraph.

XII.4.	Notwithstanding anything herein to the contrary, (i) the Fund shall be permitted to disclose the identity of the Custodian as a service provider, redacted copies of this Agreement, and such other information as may be required in the Fund’s registration or offering documents, or as may otherwise be required by applicable law, rule, or regulation, (ii) the Custodian shall be permitted to include the name of the Fund in lists of representative clients in due diligence questionnaires, RFP responses, presentations, and other marketing and promotional purposes, (iii) each party agrees that it will not use such confidential or proprietary information other than as described in this Agreement, and (iv) each party agrees that it will not disclose such confidential or proprietary information to any other person, other than those persons agreed to in this Agreement who reasonably have a need to know such confidential or proprietary information and who are under an obligation of confidentiality consistent with the terms of this Agreement.

XII.5.	This Article shall survive the termination of this Agreement.

XIII.

EFFECTIVE PERIOD; TERMINATION

XIII.1.	Effective Period. This Agreement shall become effective as of the date first written above and will continue in effect for a period of three (3) years.

XIII.2.	Termination.

(a)	Following the initial term, this Agreement shall automatically renew for successive one (1) year terms unless either party provides written notice at least 90 days prior to the end of the then current term that it will not be renewing the Agreement.

(b)	Subject to Section 13.03, this Agreement may be terminated by either party upon giving 90 days’ prior written notice to the other party or such shorter notice period as is mutually agreed upon by the parties.

(c)	The Custodian may terminate this Agreement immediately if the continued service of the Fund would cause the Custodian or any of its affiliates to be in violation of any applicable law, rule, regulation, or order of any governmental, regulatory or judicial authority of competent jurisdiction, provided that in such event the Custodian shall, to the extent it is legally permitted and able to do so, provide reasonable assistance to transition the Fund to a successor service provider.

(d)	This Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.

(e)	The Fund may, at any time, immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

XIII.3.	Early Termination. In the absence of any material breach of this agreement, should the Fund elect to terminate this Agreement prior to the end of the then current term, the Fund agrees to pay the following fees:

a)	All monthly fees through the life of the Agreement, including the repayment of any negotiated discounts (provided that no such fees shall be paid following the liquidation of the Fund);

b)	All miscellaneous fees associated with converting services to a successor service provider;

c)	All fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider;

d)	All miscellaneous costs associated with a) through c) above.

Notwithstanding the foregoing, if the Fund liquidates due to its inability to raise, maintain, gather, or otherwise obtain sufficient assets, the fees payable pursuant to this Section 13 shall not exceed an amount equal to twelve (12) months of monthly fees.

XIII.4.	Appointment of Successor Custodian. If a successor custodian shall have been appointed by the Fund, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (i) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by the Fund and held by the Custodian as custodian, and (ii) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Fund at the successor custodian, provided that the Fund shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. In addition, the Custodian shall, at the expense of the Fund, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by the Custodian under this Agreement in a form reasonably acceptable to the Fund (if such form differs from the form in which the Custodian has maintained the same, the Fund shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from the Custodian’s personnel in the establishment of books, records, and other data by such successor. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement.

XIII.5.	Failure to Appoint Successor Custodian. If a successor custodian is not designated by the Fund on or before the date of termination of this Agreement, then the Custodian shall have the right to deliver to a bank or trust company of its own selection cash and other property held by Custodian under this Agreement and to transfer to an account of or for the Fund at such bank or trust company all Securities of the Fund held in a Book-Entry System or Securities Depository. Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement. In addition, under these circumstances, all books, records and other data of the Fund shall be returned to the Fund.

ARTICLE XIV.

SECURITIES LITIGATION PROCESSING

Securities litigation processing is an optional service for which the Fund is automatically opted-in to, and must affirmatively opt-out of to stop receiving such services. The Custodian will utilize a third-party vendor specializing in securities litigation processing services (the “SLP Vendor”). The SLP Vendor shall identify claims, file claims, maintain communications with claim administrators for monitoring the status of any claims, respond to inquiries from claim administrators with respect to claim forms and filings, provide notifications, and perform recovery services from such claims for and on behalf of the Fund in relation to any settled U.S./ Canadian, non-U.S. passive class actions and U.S. antitrust suits that impacts any security the Fund may have held in any active or closed accounts (except for terminated/closed distributed trusts) during the class period. Funds that have opted-out will not receive any notification of claims, nor any other securities litigation processing services.

The Fund (i) authorizes Custodian to deliver any relevant data or information as may be requested by the SLP Vendor to file claims on the Fund’s behalf, including but not limited to the participating Fund’s relevant account, holdings, and transaction information (collectively, “Client Data”), (ii) understands that filing of a claim may require the disclosure of beneficial ownership information by the Custodian to vendors, sub-custodians, or a third-party claim administrator to validate the Fund’s eligibility in the class and consents to such disclosures if necessary, and (iii) holds harmless and indemnifies Custodian from any liability from such disclosures or releases as described herein.

The Fund hereby acknowledges and understands that (i) it may be waiving and/or releasing certain rights to make claims or otherwise pursue the securities litigation defendants who settle their claims, (ii) there is no guarantee these claims will result in any payment of potential proceeds, (iii) the timing of such payment of proceeds, if any, is uncertain, (iv) it may be required to provide additional Client Data or sign tax forms upon request related to the claim processing, and (v) its failure to respond promptly to requests for additional Client Data could impact the Fund’s ability to recover any proceeds.

ARTICLE XV. MISCELLANEOUS

15.01 Compliance with Laws. The Fund has and retains primary responsibility for all compliance matters relating to the Fund, including but not limited to compliance with the 1933 Act, the CEA, the Internal Revenue Code of 1986, as amended (“IRC”), the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2001, the Employee Retirement Income Security Act of 1974 (“ERISA”) and the policies and limitations of the Fund relating to its portfolio investments as set forth in its Prospectus and statement of additional information. The Custodian’s services hereunder shall not relieve the Fund of its responsibilities for assuring such compliance.

15.02 ERISA. The Custodian acknowledges that assets of the Fund may be subject to ERISA and Section 4975 of the IRC. The Fund acknowledges that (i) the Custodian is not a “named fiduciary” with respect to the Fund within the meaning of ERISA Section 402(a); (ii) the Custodian does not provide any services under this Agreement as a fiduciary with respect to the Fund or any “participating plan” within the meaning of ERISA Section 3(21); (iii) the Custodian has determined that it is not acting as a “covered service provider” within the meaning of 29 C.F.R 2500.408(b)-2(c) and as a result, the Custodian will not provide any participating plan’s “administrator” within the meaning of ERISA Section 3(16)(A), participants, or beneficiaries with any plan-related, investment-related, fee and expense, or other information in connection with the Fund Custody Account, this Agreement or the Fund, including but not limited to, any information required for compliance with the reporting and disclosure requirements of ERISA or any description of the services to be provided or of the compensation to be received therefore; and (iv) the Custodian has no duty to establish, maintain, or reconcile to any individual accounts, or receive investment, distribution, or other directions from participants or beneficiaries.

15.03 Amendment. This Agreement may not be amended or modified in any manner except by written agreement executed by the Custodian and the Fund.

15.04 Assignment. This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund.

15.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Minnesota, or any of the provisions herein, conflict with the applicable provisions of the CEA or 1933 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the CEA, 1933 Act or any rule or order of the CFTC, NFA or SEC thereunder.

15.06 No Agency Relationship. Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

15.07 Services Not Exclusive. Nothing in this Agreement shall limit or restrict the Custodian from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

15.08 Invalidity. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

15.09 Notices. Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:

Notice to the Custodian shall be sent to:

U.S. Bank National Association

Lunken Operations Center

CN-OH-L2GL

5065 Wooster Rd

Cincinnati, Ohio 45226

Attn: Global Fund Custody Support Services

Fax: 844.206.1025

Email: Trust.-.Fund.Custody.Conversion.Team@usbank.com

Notice to the Fund shall be sent to:

Cryptex Digital Market Cap ETF

c/o Exchange Traded Concepts, LLC

10900 Hefner Pointe Drive, Suite 400

Oklahoma City, OK 73120

15.10 Multiple Originals. This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.

15.11 No Waiver. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

15.12 References to Custodian. The Fund shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the Prospectus or statement of additional information for the Fund and such other printed matter as merely identifies Custodian as custodian for the Fund. The Fund shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

15.13 Shareholder Communications Election. The Shareholder Communications Act of 1985 requires banks and trust companies to make an effort to permit direct communication between a company which issues securities and the shareholder who votes those securities. Unless the Fund specifically requires Custodian to NOT release the Fund’s name and address to requesting companies by indicating such “NO” election in Exhibit B hereto, Custodian is required by law to disclose the Fund’s name and address and will treat the Fund as consenting “YES” to disclosure of this information.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

CRYPTEX DIGITAL MARKET CAP ETF

By:	/s/ Joseph Sticco

Name:	Joseph Sticco

Title:	CEO

Date:	7.7.2026

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Elizabeth Scalf

Name:	Elizabeth Scalf

Title:	Senior Vice President

Date:	July 13, 2026

EXHIBIT B

SHAREHOLDER COMMUNICATIONS ACT ELECTION

CRYPTEX DIGITAL MARKET CAP ETF

The Shareholder Communications Act of 1985 requires banks and trust companies to make an effort to permit direct communication between a company which issues securities and the shareholder who votes those securities.

Unless you specifically require us to NOT release your name and address to requesting companies, we are required by law to disclose your name and address.

Your “no” to disclosure will apply to all U.S. securities Custodian holds for you now and in the future, unless you change your mind and notify us in writing. A “no” election may prevent Custodian from obtaining, on your behalf, the most favorable tax rate for American Depository Receipts (ADRs) held in your account.

_____	NO	The Custodian is NOT authorized to provide the Fund’s name, address and security position to requesting companies whose stock is owned by the Fund.

CRYPTEX DIGITAL MARKET CAP ETF

By:	Joseph Sticco

Title:	CEO

Date:	7.7.2026